EXHIBIT 32.1
CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Stifel Financial Corp. (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2009	/s/ Ronald J. Kruszewski
Ronald J. Kruszewski President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Stifel Financial Corp. (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2009	/s/ James M. Zemlyak
James M. Zemlyak Chief Financial Officer and Treasurer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.